EMPLOYMENT AGREEMENT AMENDMENT NO. 1

      EMPLOYMENT AGREEMENT AMENDMENT NO. 1, dated as of July 6, 2005 (the "Amendment"), between Theodore H. Banzhaf, an individual residing in the state of California ("Employee"), and SPATIALIGHT, INC., a New York corporation, whose principal place of business is located at 5 Hamilton Landing, Suite 100, Novato, California 94949 (the "Company").

                              W I T N E S S E T H:
                               - - - - - - - - - -

      WHEREAS, Employee and the Company entered into that certain employment agreement, dated as of July 7, 2003 (the "Original Agreement");

      WHEREAS, Employee and the Company desire to amend the Original Agreement as set forth herein; and

      WHEREAS, this Amendment and the documents attached hereto as Exhibit 1 do not increase the number of Stock Options granted to Employee pursuant to the Original Agreement or the TARSAP (as such term is defined in the Original Agreement).

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree to amend the Original Agreement as follows:

      1. The words "secondary anniversary" in the third line of Section 2(a) of the Original Agreement are hereby amended and restated to "fourth anniversary."

      2. Sections 3(a) and 3(b) of the Original Agreement are hereby amended and restated as follows:

            "(a) The Company shall pay Employee annual compensation ("Salary") equal to US$360,000 on and after July 6, 2005 during the Employment, subject to any increases in compensation which the Board, in its sole discretion, may approve and award to Employee. The Salary shall be payable to Employee in equal semi-monthly or monthly installments of US Dollars. All such compensation payments shall be subject to deduction for federal, state and local withholding taxes and other charges required under federal or state laws or regulations; and

            (b) The Company agrees to grant Employee equity incentive compensation in the form of Stock Options to purchase an aggregate of 800,000 Common Shares, $.01 par value, of the Company pursuant to the provisions of the Amended and Restated Time Accelerated Restricted Stock Award Agreement, and Amendment No. 2 thereto, annexed hereto as Exhibit "1" (the "TARSAP")."

      3. Exhibit 1 to the Original Agreement is hereby replaced with Exhibit 1 hereto.

      4. All other provisions of the Original Agreement that are not amended and/or restated by this Amendment shall remain in full force and effect.

                                    * * * * *

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

      IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

                                       SPATIALIGHT, INC.

                                       By: /s/ ROBERT A. OLINS
                                           -------------------------------------
                                           Name: Robert A. Olins
                                           Title: Chief Executive Officer

                                           /s/ THEODORE H. BANZHAF
                                           -------------------------------------
                                           Theodore H. Banzhaf
                                           Employee


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

                                    EXHIBIT 1

 Attached hereto are the Amended and Restated Time Accelerated Restricted Stock
                     Award Plan and Amendment No. 2 thereto


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